Exhibit 32 – Section 1350 Certifications

Exhibit 32

Section 1350 Certifications

The undersigned, the Chief Executive Officer and the Chief Financial Officer of First Southern Bancorp (the “Company”), each certify that, to his or her knowledge on the date of this certification:

1.	The quarterly report of the Company for the period ending March 31, 2004 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 13, 2004	/s/ F. THOMAS DAVID F. Thomas David Chief Executive Officer

May 13, 2004	/s/ CHARLES ROBERT FENNELL, JR. Charles Robert Fennell, Jr. Chief Financial Officer